                                                                     EXHIBIT 4.1

================================================================================

                              Jacuzzi Brands, Inc.
                                     Issuer

                      9 5/8% Senior Secured Notes due 2010

                            -------------------------

                                    INDENTURE

                            Dated as of July 15, 2003

                            -------------------------

                            Wilmington Trust Company
                                     Trustee

================================================================================

                              CROSS-REFERENCE TABLE

           TIA                                                                Indenture
         Section                                                               Section
         -------                                                              ---------
310  (a)(1)                ...........................................       7.10
     (a)(2)                ...........................................       7.10
     (a)(3)                ...........................................       N.A.
     (a)(4)                ...........................................       N.A.
     (a)(5)                ...........................................       7.10
     (b)                   ...........................................       7.08; 7.10
     (c)                   ...........................................       N.A.
311  (a)                   ...........................................       7.11
     (b)                   ...........................................       7.11
     (c)                   ...........................................       N.A.
312  (a)                   ...........................................       2.05
     (b)                   ...........................................       13.03
     (c)                   ...........................................       13.03
313  (a)                   ...........................................       7.06
     (b)(1)                ...........................................       7.06
     (b)(2)                ...........................................       7.06
     (c)                   ...........................................       13.02
     (d)                   ...........................................       7.06
314  (a)                   ...........................................       4.02; 4.10; 13.02
     (b)                   ...........................................       11.02
     (c)(1)                ...........................................       13.04
     (c)(2)                ...........................................       13.04
     (c)(3)                ...........................................       13.04
     (d)                   ...........................................       11.05; 12.03
     (e)                   ...........................................       13.05
     (f)                   ...........................................       N.A.
315  (a)                   ...........................................       7.01
     (b)                   ...........................................       7.05; 13.02
     (c)                   ...........................................       7.01
     (d)                   ...........................................       7.01
     (e)                   ...........................................       6.11
316  (a)(last sentence)    ...........................................       13.06
     (a)(1)(A)             ...........................................       6.05
     (a)(1)(B)             ...........................................       6.04
     (a)(2)                ...........................................       N.A.
     (b)                   ...........................................       6.07
     (c)                   ...........................................       9.04
317  (a)(1)                ...........................................       6.08
     (a)(2)                ...........................................       6.09
     (b)                   ...........................................       2.04
318  (a)                   ...........................................       13.01
     (b)                   ...........................................       N.A.
     (c)                   ...........................................       N.A.

                  N.A. means Not Applicable.

-------------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
                                            Article 1

                           Definitions and Incorporation by Reference

SECTION 1.01        Definitions.................................................................      1
SECTION 1.02        Other Definitions...........................................................     40
SECTION 1.03        Incorporation by Reference of Trust Indenture Act...........................     41
SECTION 1.04        Rules of Construction.......................................................     41

                                            Article 2

                                         The Securities

SECTION 2.01        Form and Dating.............................................................     42
SECTION 2.02        Execution and Authentication................................................     43
SECTION 2.03        Registrar and Paying Agent..................................................     44
SECTION 2.04        Paying Agent To Hold Money in Trust.........................................     44
SECTION 2.05        Securityholder Lists........................................................     45
SECTION 2.06        Transfer and Exchange.......................................................     45
SECTION 2.07        Replacement Securities......................................................     45
SECTION 2.08        Outstanding Securities......................................................     46
SECTION 2.09        Temporary Securities........................................................     46
SECTION 2.10        Cancellation................................................................     46
SECTION 2.11        Defaulted Interest..........................................................     47
SECTION 2.12        CUSIP Numbers...............................................................     47

                                            Article 3

                                           Redemption

SECTION 3.01        Notices to Trustee..........................................................     47
SECTION 3.02        Selection of Securities to Be Redeemed......................................     48
SECTION 3.03        Notice of Redemption........................................................     48
SECTION 3.04        Effect of Notice of Redemption..............................................     49
SECTION 3.05        Deposit of Redemption Price.................................................     49
SECTION 3.06        Securities Redeemed in Part.................................................     49

                                            Article 4

                                            Covenants

SECTION 4.01        Payment of Securities.......................................................     50
SECTION 4.02        SEC Reports.................................................................     50

SECTION 4.03        Limitation on Indebtedness..................................................     51
SECTION 4.04        Limitation on Restricted Payments...........................................     55
SECTION 4.05        Limitation on Restrictions on Distributions from Restricted Subsidiaries....     59
SECTION 4.06        Limitation on Sales of Assets and Subsidiary Stock..........................     62
SECTION 4.07        Limitation on Affiliate Transactions........................................     69
SECTION 4.08        Limitation on Line of Business..............................................     71
SECTION 4.09        Limitation on the Sale or Issuance of Capital Stock of Restricted
                      Subsidiaries .............................................................     71
SECTION 4.10        Change of Control...........................................................     72
SECTION 4.11        Limitation on Liens.........................................................     74
SECTION 4.12        Limitation on Sale/Leaseback Transactions...................................     74
SECTION 4.13        Future Guarantors...........................................................     74
SECTION 4.14        Impairment of Security Interest.............................................     75
SECTION 4.15        Amendment to Security Documents.............................................     75
SECTION 4.16        Material After-Acquired Property............................................     76
SECTION 4.17        Compliance Certificate......................................................     76
SECTION 4.18        Further Instruments and Acts................................................     76

                                            Article 5

                                        Successor Company

SECTION 5.01        When Company May Merge or Transfer Assets...................................     77

                                            Article 6

                                       Defaults and Remedies

SECTION 6.01        Events of Default...........................................................     79
SECTION 6.02        Acceleration................................................................     82
SECTION 6.03        Other Remedies..............................................................     83
SECTION 6.04        Waiver of Past Defaults.....................................................     83
SECTION 6.05        Control by Majority.........................................................     83
SECTION 6.06        Limitation on Suits.........................................................     84
SECTION 6.07        Rights of Holders to Receive Payment........................................     84
SECTION 6.08        Collection Suit by Trustee..................................................     84
SECTION 6.09        Trustee May File Proofs of Claim............................................     85
SECTION 6.10        Priorities..................................................................     85
SECTION 6.11        Undertaking for Costs.......................................................     85
SECTION 6.12        Waiver of Stay or Extension Laws............................................     86

                                            Article 7

                                             Trustee

SECTION 7.01        Duties of Trustee...........................................................     86
SECTION 7.02        Rights of Trustee...........................................................     88
SECTION 7.03        Individual Rights of Trustee................................................     88
SECTION 7.04        Trustee's Disclaimer........................................................     88
SECTION 7.05        Notice of Defaults..........................................................     89
SECTION 7.06        Reports by Trustee to Holders...............................................     89
SECTION 7.07        Compensation and Indemnity..................................................     89
SECTION 7.08        Replacement of Trustee......................................................     90
SECTION 7.09        Successor Trustee by Merger.................................................     91
SECTION 7.10        Eligibility; Disqualification...............................................     92
SECTION 7.11        Preferential Collection of Claims Against Company...........................     92

                                            Article 8

                               Discharge of Indenture; Defeasance

SECTION 8.01        Discharge of Liability on Securities; Defeasance............................     92
SECTION 8.02        Conditions to Defeasance....................................................     94
SECTION 8.03        Application of Trust Money..................................................     95
SECTION 8.04        Repayment to Company........................................................     95
SECTION 8.05        Indemnity for Government Obligations........................................     95
SECTION 8.06        Reinstatement...............................................................     96

                                            Article 9

                                            Amendments

SECTION 9.01        Without Consent of Holders..................................................     96
SECTION 9.02        With Consent of Holders.....................................................     97
SECTION 9.03        Compliance with Trust Indenture Act.........................................     99
SECTION 9.04        Revocation and Effect of Consents and Waivers...............................     99
SECTION 9.05        Notation on or Exchange of Securities.......................................     99
SECTION 9.06        Trustee To Sign Amendments..................................................    100
SECTION 9.07        Payment for Consent.........................................................    100

                                            Article 10

                                     Subsidiary Guaranties

SECTION 10.01       Guaranties..................................................................    100
SECTION 10.02       Limitation on Liability.....................................................    103

SECTION 10.03       Successors and Assigns......................................................    103
SECTION 10.04       No Waiver...................................................................    103
SECTION 10.05       Modification................................................................    103
SECTION 10.06       Release of Subsidiary Guarantor.............................................    104
SECTION 10.07       Contribution................................................................    104

                                            Article 11

                                       Security Documents

SECTION 11.01       Collateral and Security Documents...........................................    105
SECTION 11.02       Recordings and Opinions.....................................................    106
SECTION 11.03       Release of Collateral.......................................................    107
SECTION 11.04       Eminent Domain, Expropriation and Other Governmental Takings................    111
SECTION 11.05       Permitted Releases Not To Impair Lien; Trust Indenture Act Requirements.....    112
SECTION 11.06       Suits To Protect the Collateral.............................................    113
SECTION 11.07       Purchaser Protected.........................................................    114
SECTION 11.08       Powers Exercisable by Receiver or Trustee...................................    114
SECTION 11.09       Disposition of Obligations Received.........................................    114
SECTION 11.10       Determinations Relating to Collateral.......................................    115
SECTION 11.11       Release upon Termination of the Company's Obligations.......................    116
SECTION 11.12       Notes Collateral Agent's Duties.............................................    116
SECTION 11.13       Additional Secured Obligations..............................................    116

                                            Article 12

                                   Application of Trust Moneys

SECTION 12.01       "Trust Moneys" Defined......................................................    117
SECTION 12.02       Retirement of Securities....................................................    118
SECTION 12.03       Withdrawals of Trust Moneys.................................................    119
SECTION 12.04       Powers Exercisable Notwithstanding Event of Default.........................    122
SECTION 12.05       Powers Exercisable by Trustee or Receiver...................................    122
SECTION 12.06       Disposition of Securities Retired...........................................    123
SECTION 12.07       Investment and Use of Trust Moneys..........................................    123

                                            Article 13

                                          Miscellaneous

SECTION 13.01       Trust Indenture Act Controls................................................    124
SECTION 13.02       Notices.....................................................................    124
SECTION 13.03       Communication by Holders with Other Holders.................................    125

                                       iv

SECTION 13.04       Certificate and Opinion as to Conditions Precedent..........................    125
SECTION 13.05       Statements Required in Certificate or Opinion...............................    126
SECTION 13.06       When Securities Disregarded.................................................    126
SECTION 13.07       Rules by Trustee, Paying Agent and Registrar................................    126
SECTION 13.08       Legal Holidays..............................................................    126
SECTION 13.09       Governing Law...............................................................    127
SECTION 13.10       No Recourse Against Others..................................................    127
SECTION 13.11       Successors..................................................................    127
SECTION 13.12       Multiple Originals..........................................................    127
SECTION 13.13       Table of Contents; Headings.................................................    127

Schedule A -        List of Subsidiary Guarantors

Exhibit 1 -         Form of Supplemental Indenture for Future Guarantors

Rule 144A/Regulation S Appendix

         Exhibit 1 -  Form of Initial Security

         Exhibit A -  Form of Exchange Security or Private Exchange Security

                                    INDENTURE dated as of July 15, 2003, among
                           Jacuzzi Brands, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors from time to time party hereto and Wilmington Trust Company, a Delaware corporation, not in its individual capacity but solely as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Initial Securities and, if and when issued pursuant to a registered exchange for Initial Securities, the Exchange Securities and if and when issued pursuant to a private exchange for Initial Securities, the Private Exchange Securities:

                                   Article 1

                   Definitions and Incorporation by Reference

                  SECTION 1.01 Definitions.

                  "Additional Assets" means (1) any (A) property, plant or equipment or (B) other long-term tangible assets, in each case used in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Asset Based Facility" means (i) the asset based revolving credit facility contained in the Credit Agreement, (ii) any other facility or financing arrangement that Refinances, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under any such asset based revolving credit facility or (iii) any other revolving credit facility.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

                  (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

                  (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary, (B) for purposes of Section 4.06 only, (i) a disposition (other than a disposition of Notes Collateral) that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by
Section 4.04 and (ii) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01; (C) a disposition of cash or Temporary Cash Investments; (D) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien, except in connection with a strict foreclosure on such property); (E) a disposition of assets with a fair market value of less than $1.0 million; provided, however, that the aggregate amount of such fair market value with respect to assets that constitute Notes Collateral may not exceed $2.5 million in any calendar year;
(F) the disposition of assets in connection with a Sale/Leaseback Transaction within 90 days after the acquisition of such assets; (G) any sale of Capital Stock of an Unrestricted Subsidiary; and (H) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 90% of the fair market value thereof as determined in accordance with GAAP.

                  For purposes of Section 4.06 only, the disposition of Capital Stock of a Person will be treated as a disposition of all Collateral owned by such Person if after giving effect to such disposition of such Capital Stock, the Company and the Restricted Subsidiaries do not control such Person.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

                  "Bank Collateral" means all Collateral that does not constitute Notes Collateral.

                  "Bank Collateral Agent" means Fleet Capital Corporation and any successor under the Credit Agreement.

                  "Bank Credit Facility" means the Asset Based Facility and the Term Loan Facility.

                  "Bank Lenders" means the lenders or holders of Indebtedness issued under the Credit Agreement.

                  "Bank Representative" means any trustee, agent or representative with respect to Indebtedness issued under the Credit Agreement.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

                  "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Change of Control" means the occurrence of any of the following events:

                  (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company;

                  (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                  (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                  (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which
(A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.

                  "Class A Collateral Agreement" means the Class A Collateral Agreement dated as of July 15, 2003, among the Company, the Subsidiary Guarantors and the Notes Collateral Agent, as the same may be amended from time to time in accordance with its terms and this Indenture.

                  "Class A Security Documents" means the Class A Collateral Agreement, the Notes Collateral Agency Agreement, the Intercreditor Agreement, the Mortgages, any agreements pursuant to which assets are added to the Notes Collateral and any other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended.

                  "Class B Collateral Agreement" means the Class B Collateral Agreement dated as of July 15, 2003, among the Company, the Subsidiary Guarantors and the Notes Collateral Agent, as the same may be amended from time to time in accordance with its terms and this Indenture.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all the collateral provided for under and described in the Security Documents.

                  "Collateral Agreements" means the Class A Collateral Agreement and the Class B Collateral Agreement.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of

                  (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to

                  (2) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that

                  (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of

         Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

                  (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (1) all intercompany items between the Company and any Restricted Subsidiary and (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

                  (1)      interest expense attributable to Capital Lease
Obligations;

                  (2) amortization of debt discount and debt issuance cost (other than debt issuance costs associated with the Refinancing Transactions);

                  (3)      capitalized interest;

                  (4)      non-cash interest expense;

                  (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (6)      net payments pursuant to Hedging Obligations;

                  (7) dividends accrued in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

                  (8) interest incurred in connection with Investments in discontinued operations;

                  (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                           (A)      subject to the exclusion contained in clause
                  (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                           (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income of any Restricted Subsidiary (other than a Subsidiary Guarantor) to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                           (A)      subject to the exclusion contained in clause
                  (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

                           (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5)      extraordinary gains or losses; and

                  (6) the cumulative effect of a change in accounting principles;

in each case, for such period. Notwithstanding the foregoing, for the purpose of
Section 4.04 only, (i) there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted pursuant to Section 4.04(a)(3)(D) or Section 4.04(b)(6) and (ii) for purposes only of calculating Consolidated Net Income for the fiscal quarter during which the Issue Date occurs, there shall be excluded non-recurring fees, charges (including non-cash charges) or other expenses paid, made or incurred in connection with the Refinancing Transactions that are accounted for within 90 days of the consummation of the Refinancing Transactions.

                  "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

                  (1) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

                  (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

                  (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

                  (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

                  (5)      treasury stock;

                  (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

                  (7)      Investments in and assets of Unrestricted
Subsidiaries.

                  "Credit Agreement" means the Loan and Security Agreement to be entered into by and among the Company, certain of its Subsidiaries, the revolving loan lenders and term loan lenders referred to therein, Fleet Capital Corporation, as Administrative Agent, Credit Suisse First Boston, Cayman Islands Branch and Bank One, NA, as Co-

Syndication Agents, and the term loan agent named therein, setting forth as of the date hereof, the terms of the Bank Credit Facility, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement (including without limitation, the Bank Credit Facility), whether by the same or any other lender or group of lenders.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such

Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (A) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.10 of this Indenture and (B) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

                  The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

                  "Domestic Restricted Subsidiary" means a Restricted Subsidiary (other than a Receivables Subsidiary) that is incorporated or otherwise organized under the laws of the United States, any State thereof or the District of Columbia.

                  "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

                  (2)      Consolidated Interest Expense;

                  (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

                  (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and

                  (5) any non-recurring fees, charges or other expenses paid, made or incurred in connection with the Refinancing Transactions that are paid or otherwise accounted for within 90 days of the consummation of the Refinancing Transactions;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Euro Equivalents" means with respect to any monetary amount in a currency other than euros, at any time of determination thereof, the amount of euros obtained by converting such foreign currency involved in such computation into euros at the spot rate for the purchase of euros with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Exchange Securities" means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Initial Securities, in compliance with the terms of the Registration Rights Agreement.

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined by an Independent Qualified Party.

                  "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not a Domestic Restricted Subsidiary.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

                  (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                  (2) statements and pronouncements of the Financial Accounting Standards Board;

                  (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

                  (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Guaranty Agreement" means a supplemental indenture, in substantially the form included as Exhibit 1 to this Indenture, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Securities on the terms provided for in this Indenture.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

                  Solely for purposes of determining compliance with Section
4.03:

                  (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

                  (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

                  (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness;

will not be deemed to be the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Capital Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

                  (6)      all obligations of the type referred to in clauses
(1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7)      all obligations of the type referred to in clauses
(1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

                  "Initial Purchasers" means Credit Suisse First Boston LLC, Fleet Securities, Inc., Banc One Capital Markets, Inc. and Jefferies & Company, Inc.

                  "Intercreditor Agreement" means the Intercreditor Agreement dated as of July 15, 2003, among the Company and certain of its subsidiaries, the Trustee, the Notes Collateral Agent and the Bank Representative, as may be amended or supplemented from time to time in accordance with its terms and this Indenture.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

                  For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04:

                  (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an

Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less
(B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Issue Date" means July 15, 2003.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

                  "Lenders" has the meaning specified in the Credit Agreement.

                  "Lenders Debt" means any (i) Indebtedness outstanding from time to time under the Credit Agreement, (ii) any Indebtedness which has a priority security interest relative to the Securities in the Bank Collateral and as to which the Securities have a priority security interest in the Notes Collateral, (iii) all Obligations with respect to such Indebtedness and (iv) all cash management Obligations incurred with any Bank Lender (or their affiliates).

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Material After-Acquired Property" means (i) equipment or fixtures acquired by the Company or any Restricted Subsidiary after the Issue Date which constitute accretions, additions or technological upgrades to the equipment or fixtures that form part of the Notes Collateral, (ii) any equipment, fixtures and real estate of the Company or any Domestic Restricted Subsidiary acquired after the Issue Date and which is not subject to a Permitted Lien pursuant to clause (6) of the definition thereof and (iii) any assets that qualify as "Additional Assets" pursuant to clause (1) of the definition thereof and that were acquired by the Company or any Restricted

Subsidiary in compliance with Section 4.06(a)(3) or Section 4.06(a)(4)(A).

                  "Mortgage" means a mortgage, deed of trust, deed to secure debt, assignment of leases and rents, leasehold mortgage, land charge or other security document granting a Lien on any Mortgaged Property to secure the Security Obligations of the Company or the applicable Guarantor. Each Mortgage shall be reasonably satisfactory in form and substance to the Notes Collateral Agent.

                  "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by the Company or any Guarantor and identified on Schedule 8 of the Perfection Certificate and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to this Indenture.

                  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in

Restricted Subsidiaries as a result of such Asset Disposition; and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Non-Qualifying Preferred Stock" means, with respect to any Person, any Preferred Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Non-Qualifying Preferred Stock) pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Non-Qualifying Preferred Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part.

                  "Notes Collateral" means the portion of the Collateral as to which the Securities have a priority security interest relative to Lenders Debt.

                  "Notes Collateral Agency Agreement" means the Collateral Agency Agreement dated as of July 15, 2003, among the Company, the Subsidiary Guarantors, the Representatives and Unrepresented Holders referred to therein and the Notes Collateral Agent, as the same may be amended from time to time in accordance with its terms and this Indenture.

                  "Notes Collateral Agent" means Wilmington Trust Company and any successor under the Notes Collateral Agency Agreement.

                  "Obligations" means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

                  "Offering Circular" means the offering circular dated June 30, 2003, used in connection with the sale of the Initial Securities.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Pari Passu Debt" means any Refinancing Indebtedness in respect of the Securities; provided, however, that if such Refinancing Indebtedness contains or otherwise has the benefit of provisions effectively requiring that proceeds from sales or transfers of property or assets by the Company or any Subsidiary of the Company be applied to repay, redeem or retire or offer to repay, redeem or retire such Refinancing Indebtedness, the terms thereof shall be no more favorable to the holders of such Refinancing Indebtedness than those set forth in the Indenture for the benefit of the holders of the Securities.

                  "Pari Passu Debt Instrument" means the instruments evidencing and the agreements governing any Pari Passu Debt that may be outstanding at any time.

                  "Pari Passu Debt Representative" means any trustee, agent or other representative of the holders of an issue of, or lenders under an agreement or facility evidencing and governing, any Pari Passu Debt or, in case any holders of the Pari Passu Debt have no such trustee, agent or other representative, the holders of a majority in aggregate principal amount of outstanding Pari Passu Debt under the applicable Pari Passu Debt Instrument.

                  "Perfection Certificate" means the perfection certificate delivered by the Company to the Notes Collateral Agent on the Issue Date.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

                  (2) another Person, if as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

                  (3)      cash and Temporary Cash Investments;

                  (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

                  (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06;

                  (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

                  (11)     any Person to the extent such Investments consist of
(i) Hedging Obligations otherwise permitted under Section 4.03 or (ii) agreements or arrangements designed to protect such Person against fluctuations in commodity prices;

                  (12) Persons to the extent such Investments are in existence on the Issue Date;

                  (13) any Person to the extent such Investment constitutes the transfer or grant of a license to use the patents, trade secrets, know-how or other intellectual property of the Company or any of its Restricted Subsidiaries; provided, however, that such transfer or grant does not (i) prohibit the Company or any of its Restricted Subsidiaries from using the intellectual property licensed or require the Company or any Restricted Subsidiary to pay any fees for any such use or (ii) materially impair the value of such intellectual property to the Company and its Restricted Subsidiaries;

                  (14) Permitted Joint Venture Investments to the extent that such Investments, when taken together with all other Investments made pursuant to this clause (14) outstanding on the date such Investment is made, do not exceed $15.0 million;

                  (15) any Investment by the Company or a Restricted Subsidiary in a Receivables Subsidiary, or any Investment by a Receivables Subsidiary in another Person, in each case in connection with a Qualified Receivables Transaction; provided, however, that such Investment is in the form of a purchase money note, equity or residual interest or limited liability company interest; and

                  (16) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (16) outstanding on the date such Investment is made, do not exceed $10.0 million.

                  "Permitted Joint Venture" means any Person in which the Company or any of its Restricted Subsidiaries has made a Permitted Joint Venture Investment pursuant to clause (14) of the definition of "Permitted Investment".

                  "Permitted Joint Venture Investment" means any Investment by the Company or any of its Restricted Subsidiaries in any Person in connection with any joint venture or similar arrangement; provided, however, that such Person is engaged in Related Business.

                  "Permitted Liens" means, with respect to any Person:

                  (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

                  (3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

                  (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

                  (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, ingress, egress, parking, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

                  (7) Liens to secure Lenders Debt on property that constitutes Collateral; provided, however, that to the extent such Lien is on property that constitutes Notes Collateral, such Lien does not rank prior to or equally and ratably with the Liens in favor of the Securities and any Pari Passu Indebtedness;

                  (8)      Liens existing on the Issue Date;

                  (9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

                  (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

                  (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

                  (12) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

                  (13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); provided, however, that (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof) and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of
(i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

                  (14) Liens to secure Indebtedness or other Obligations in an aggregate principal amount which, when taken together with all other Indebtedness and Obligations secured by Liens pursuant to this clause (14) and remaining outstanding, do not exceed $10.0 million.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Pound Equivalents" means with respect to any monetary amount in a currency other than pound sterling, at any time of determination thereof, the amount of pound sterling obtained by converting such foreign currency involved in such computation into pound sterling at the spot rate for the purchase of pound sterling with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Public Equity Offering" means an underwritten primary public offering of common stock or Preferred Stock (other than Disqualified Stock or Non-Qualifying Preferred Stock) of the Company pursuant to an effective registration statement under the Securities Act.

                  "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and
(ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  "Receivables Subsidiary" means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is Guaranteed by the Company or any of its Restricted Subsidiaries (but excluding customary representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any of its Restricted Subsidiaries in any way other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or (iii) subjects any property of asset of the Company or any of its Restricted

Subsidiaries (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company or any of its Restricted Subsidiaries has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

                  "Redeemable Notes" means the 7.125% Senior Notes due 2003, the 11.25% Senior Notes due 2005 and the 7.25% Senior Notes due 2006 of the Company outstanding on the Issue Date.

                  "Refinance" means, in respect of any Indebtedness, to refinance, replace, extend, renew, refund, repay, prepay, redeem, purchase, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

                  (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Refinancing Transactions" means the offering of the Securities, the entering into of the Credit Agreement and the redemption of the Redeemable Notes, each as more fully described in the Offering Circular.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated July 15, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

                  "Related Business" means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

                  "Restricted Payment" with respect to any Person means:

                  (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the optional purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

                  "Secured Parties" means (a) the Trustee, (b) the Notes Collateral Agent, (c) each Securityholder, (d) the beneficiaries of each indemnification obligation undertaken by the Company or any Subsidiary Guarantor under any Security Document and (e) the successors and assigns of each of the foregoing.

                  "Securities" means the Securities issued under this Indenture.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Security Documents" means the Collateral Agreements, the Notes Collateral Agency Agreement, the Intercreditor Agreement, the Mortgages, any agreements pursuant to which assets are added to the Bank Collateral or the Notes Collateral and any other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended.

                  "Security Obligations" means (a) the due and punctual payment by the Company of (i) the Obligations and (ii) all other monetary obligations of the Company to any Secured Parties, in each case under the Indenture, the Securities and each of the Security Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including, monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Company under or pursuant to the Indenture, the Securities and each of the Security Documents and (c) the due and punctual payment and performance of all the obligations of each Subsidiary Guarantor under or pursuant to the Indenture and each of the Security Documents.

                  "Senior Indebtedness" means with respect to any Person:

                  (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

                  (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

                  (1) any obligation of such Person to the Company or any Subsidiary;

                  (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

                  (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

                  (4) any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

                  (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC as such regulation is in effect on the Issue Date; provided, however, that a Restricted Subsidiary shall not be deemed to be a "Significant Subsidiary" solely because the equity of the Company and its Subsidiaries in the loss of such Restricted Subsidiary from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles exceeds 10 percent of the income of the Company and its Subsidiaries (calculated on the same basis).

                  "Specified Asset Sale" means the sale of any assets classified as discontinued operations on the Issue Date.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

                  "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means each Subsidiary of the Company that executes this Indenture as a guarantor and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture.

                  "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

                  "Temporary Cash Investments" means any of the following:

                  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                  (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

                  (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

                  (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

                  "Term Loan Facility" means (i) the term loan facility contained in the Credit Agreement and (ii) any other facility or financing arrangement that Refinances, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under any such term loan facility or any other Term Loan Facility.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Trustee" means Wilmington Trust Company until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below;

                  (2) any Subsidiary of the Company that constitutes a Permitted Joint Venture; and

                  (3)      any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section
4.04. The Board of Directors may designate any Unrestricted Subsidiary (other than a Subsidiary that constitutes a Permitted Joint Venture) to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

                  Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

                  SECTION 1.02 Other Definitions.

                                                        Defined in
              Term                                       Section
              ----                                       -------
"Affiliate Transaction"...........................       4.07(a)

                                                                              41

"Bankruptcy Law"..................................       6.01
"Change of Control Offer".........................       4.10(b)
"covenant defeasance option"......................       8.01(b)
"Custodian".......................................       6.01
"Event of Default"................................       6.01
"Guaranteed Obligations"..........................      10.01
"Initial Lien"....................................       4.11
"legal defeasance option".........................       8.01(b)
"Offer"...........................................       4.06(d)
"Offer Amount"....................................       4.06(e)(2)
"Offer Period"....................................       4.06(e)(2)
"Paying Agent"....................................       2.03
"Purchase Date"...................................       4.06(e)(1)
"Registrar".......................................       2.03
"Released Proceeds"...............................      11.03(e)(ii)
"Successor Company"...............................       5.01(a)(1)
"Trust Moneys"....................................      12.02

                  SECTION 1.03 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities and the Subsidiary Guaranties;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) secured Indebtedness shall not be deemed to be subordinate to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

                  (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (9)      the principal amount of any Preferred Stock shall be
(A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (10) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.

                                   Article 2

                                 The Securities

                  SECTION 2.01 Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $380.0 million of 9.625% Senior Secured Notes due 2010 upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $380.0 million except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the

Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04 Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06 Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

                  SECTION 2.07 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional Obligation of the Company.

                  SECTION 2.08 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   Article 3

                                   Redemption

                  SECTION 3.01 Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers'

Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02 Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                  (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05 Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   Article 4

                                    Covenants

                  SECTION 4.01 Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02 SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections (other than any information required by Section 3-16 of Regulation S-X promulgated by the SEC). The Company shall not take any action solely for the purpose of causing the SEC not to accept any such filing. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company shall post the reports, information and documents referred to in this paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

                  At any time that any Significant Subsidiaries of the Company are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                  In addition, the Company shall furnish to the Holder of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA
Section 314(a).

                  SECTION 4.03 Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.25 to 1.

                  (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

                  (1) Indebtedness Incurred by the Company and the Subsidiary Guarantors pursuant to any Asset Based Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (b)(1) and then outstanding does not exceed the greater of (A) $200.0 million and (B) the sum of (i) 50% of the book value of the inventory of the Company and its Domestic Restricted Subsidiaries and (ii) 70% of the book value of the accounts receivable of the Company and its Domestic Restricted Subsidiaries, determined in each case as of the end of the most recent month for which internal financial statements are then available;

                  (2) Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to any Term Loan Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed $65.0 million less the sum of all principal payments actually made from time to time after the Issue Date with respect to such Indebtedness

(other than principal payments made from Refinancings thereof that are treated as Indebtedness Incurred pursuant to this clause (2));

                  (3) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

                  (4)      the Securities;

                  (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this Section 4.03(b)), including the Redeemable Notes;

                  (6) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

                  (7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (4), (5) (other than the Redeemable Notes) or (6) of this Section 4.03(b) or this clause (7); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary (other than a Subsidiary Guarantor)

Incurred pursuant to clause (6), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

                  (8) Hedging Obligations consisting of (i) Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and the Restricted Subsidiaries pursuant to this Indenture or (ii) Currency Agreements directly related to the foreign exchange exposure of the Company and the Restricted Subsidiaries;

                  (9) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

                  (11) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (1),
(2), (3), (4) or (5) of this Section 4.03(b) or pursuant to clause (7) of the
Section 4.03(b) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (4) or (5) of this Section 4.03(b);

                  (12) Indebtedness Incurred by a Receivables Subsidiary pursuant to a Qualified Receivables Transaction;

                  (13) Indebtedness Incurred by a Foreign Subsidiary solely for the working capital purposes of such Foreign Subsidiary or any of its Subsidiaries; and

                  (14) Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (13) above or Section 4.03(a)) does not exceed $25.0 million.

                  (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless either (i) such Indebtedness shall be subordinated to the Securities or to the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of such Subordinated Obligations in connection with such Refinancing is treated as a Restricted Payment made pursuant to Section 4.04(a).

                  (d)      For purposes of determining compliance with this
Section 4.03:

                  (1) any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds from the sale of the Securities will be initially treated as Incurred on the Issue Date under clauses
(1) and (2) of paragraph (b) above;

                  (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and shall only be required to include the amount and type of such Indebtedness in one of the above clauses;

                  (3) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described herein; and

                  (4) following the date of its Incurrence, any Indebtedness originally classified as Incurred pursuant to one of the clauses in
Section 4.03(b) (other than pursuant to clause (1), (2), (4) or (5) of Section 4.03(b)) may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to paragraph (a) or another clause in Section 4.03(b), as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such new clause at the time of such reclassification.

                  (e) For purposes of determining compliance with any U.S. dollar, pound sterling or euro-denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent, Pound Sterling Equivalent or Euro Equivalent, as the case may be, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, pound sterling or euros, as the case may be, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars, pound sterling or euros shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the Euro Equivalent, Pound Sterling Equivalent or U.S. Dollar Equivalent, as appropriate, of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent, Pound Sterling Equivalent or Euro Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and
(2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent, Pound Sterling Equivalent or Euro Equivalent of such excess, as appropriate, shall be determined on the date such Refinancing Indebtedness is Incurred.

                  SECTION 4.04 Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                           (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2003, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                           (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

                           (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange) provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

                           (D) an amount equal to the sum of (i) the cash return on any Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted

                  Subsidiary and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

                  (b)      The provisions of Section 4.04(a) shall not prohibit:

                  (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under
Section 4.04(a)(3)(B);

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Company or any Subsidiary Guarantor which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (4) so long as no Default has occurred and is continuing the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

                  (5) dividends paid in respect of Disqualified Stock of the Company or any Restricted Subsidiary which is permitted to be issued pursuant Section 4.03; provided, however, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments; and

                  (6) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this Section 4.04(b)(6), does not exceed $2.5 million; provided, however, that for purposes of calculating the aggregate amount of Restricted Payments that have been made pursuant to this Section 4.04(b)(6) as of any date, such amount shall be reduced by an amount equal to the sum of (i) the cash return on any Investments made by the Company or any Restricted Subsidiary in any Person (and treated as a Restricted Payment made pursuant to this Section 4.04(b)(6)) resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, provided that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments previously made and treated as Restricted Payments pursuant to this Section 4.04(b)(6) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; provided further, however, that Restricted Payments made pursuant to this Section 4.04(b)(6) shall be included in the calculation of the amount of Restricted Payments.

                  SECTION 4.05 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

                  (1)      with respect to clauses (a), (b) and (c),

                           (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Agreement as in effect on the Issue
                  Date);

                           (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred or Capital Stock issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted

                  Subsidiary or was acquired by the Company) and outstanding on such date;

                           (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1)(A) or
                  (B) or this clause (C) or contained in any amendment to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially more restrictive, taken as a whole, than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                           (D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                           (E) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                           (F) any encumbrance or restriction pursuant to applicable law, regulation or order;

                           (G) any customary encumbrance or restriction pursuant to the terms of any joint venture or similar agreement entered into in the ordinary course of business;

                           (H) any encumbrance or restriction pursuant to the terms of any agreement entered into in connection with any Qualified Receivables Transaction; provided, however, that such encumbrance or restriction applies only to a Receivables Subsidiary;

                           (I) any customary (as conclusively determined in good faith by the Chief Financial

                  Officer of the Company) encumbrance or restriction with respect to a Foreign Subsidiary pursuant to the terms of any Indebtedness Incurred pursuant to Sections 4.03(b)(13) or
                  (14); provided, however, that either (x) such encumbrance or restriction permits the distribution of funds to the Company in an amount sufficient for the Company to make the timely payment of interest, premium (if any) and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holders or lenders of such Indebtedness, including pursuant to offers to purchase) according to the terms of this Indenture and the Securities and any other Indebtedness that is an obligation of the Company; provided, however, that such agreement may nevertheless contain customary (as so determined) net worth, leverage, invested capital and other financial covenants, customary (as so determined) covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary and restrictions on transactions with affiliates and customary (as so determined) subordination provisions governing Indebtedness owed to the Company or any of its Restricted Subsidiaries; or (y) the Company determines (as evidenced by an Officers' Certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company) that at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that such encumbrance or restriction is not reasonably expected to materially affect the Company's ability to make timely payments of interest, premium (if any) and principal (in any manner described in clause (x) above) in respect of the Securities and any other Indebtedness that is an obligation of the Company; and

                  (2)      with respect to clause (c) only,

                           (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

                           (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

                  SECTION 4.06 Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition of any Notes Collateral unless:

                  (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

                  (2) except to the extent the Company or a Restricted Subsidiary receives Additional Assets in exchange for such Asset Disposition (other than Additional Assets that would not be added to the Notes Collateral as a result of the proviso contained in Section 4.06(a)(3)(i)), at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; provided, however, that the terms of this Section 4.06(a)(2) shall not apply to any Specified Asset Sale;

                  (3) (i) to the extent that the Additional Assets received by the Company and its Restricted Subsidiaries in such Asset Disposition qualify as "Additional Assets" pursuant to clause (1) of the definition thereof, such Additional Assets are concurrently with their acquisition added to the Notes Collateral securing the Securities; provided, however, that Additional Assets that qualify as "Additional Assets" pursuant to clause (1)(B) of the definition thereof shall only be added to the Notes

Collateral pursuant to this clause (i) to the extent the terms of the Intercreditor Agreement are amended, modified or terminated to permit the addition of such Additional Assets to the Notes Collateral; and (ii) to the extent that the Additional Assets received by the Company and its Restricted Subsidiaries in such Asset Disposition constitute the Capital Stock of any Person, assets of such Person that qualify as "Additional Assets" pursuant to clause (1) of the definition thereof (excluding Additional Assets that qualify as "Additional Assets" pursuant to clause (1)(B) of the definition thereof unless and until the terms of the Intercreditor Agreement are amended, modified or terminated to permit the addition of such Additional Assets to the Notes Collateral) with a Fair Market Value that is equal to or greater than the Fair Market Value of the Notes Collateral that is the subject of such Asset Disposition are concurrently with the acquisition added to the Notes Collateral securing the Securities; and

                  (4) an amount equal to 100% of the Net Available Cash from such Asset Disposition is paid directly by the purchaser thereof to the Notes Collateral Agent to be held in trust and applied by the Company (or such Restricted Subsidiary, as the case may be) at the Company's election either:

                           (A) to acquire Additional Assets (other than Additional Assets that would not be added to the Notes Collateral pursuant to clause (i) of the following proviso) (or to reimburse the Company for customary out-of-pocket costs incurred by the Company and directly related to such acquisition), which Additional Assets are concurrently with their acquisition added to the Notes Collateral securing the Securities; provided, however, that (i) to the extent that the Additional Assets acquired by the Company and its Restricted Subsidiaries in such Asset Disposition qualify as "Additional Assets" pursuant to clause (1) of the definition thereof, such Additional Assets are concurrently with their acquisition added to the Notes Collateral securing the Securities (provided that Additional Assets that qualify as "Additional Assets" pursuant to clause (1)(B) of the definition thereof shall only be added to the Notes

                  Collateral pursuant to this clause (i) to the extent the terms of the Intercreditor Agreement are amended, modified or terminated to permit the addition of such Additional Assets to the Notes Collateral) and (ii) to the extent that the Additional Assets acquired by the Company and its Restricted Subsidiaries in such Asset Disposition constitute the Capital Stock of any Person, assets of such Person that qualify as "Additional Assets" pursuant to clause (1) of the definition thereof (excluding Additional Assets that qualify as "Additional Assets" pursuant to clause (1)(B) of the definition thereof unless and until the terms of the Intercreditor Agreement are amended, modified or terminated to permit the addition of such Additional Assets to the Notes Collateral) with a Fair Market Value that is equal to or greater than the Net Available Proceeds received by the Company or any of its Restricted Subsidiaries in respect of the Notes Collateral that is the subject of such Asset Disposition are concurrently with the acquisition added to the Notes Collateral securing the Securities, or

                           (B) to make an offer to the holders of the Securities (and if applicable holders of any Pari Passu Debt) to purchase Securities (and such Pari Passu Debt) pursuant to and subject to the conditions contained in the Indenture, in each case within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (B) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

                  Notwithstanding the foregoing provisions of this Section 4.06(a), the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.06(a), except to the extent that the aggregate Net Available Cash from all Asset Dispositions of Notes Collateral which is not applied in accordance with this Section 4.06(a) exceeds $7.5 million.

                  (b) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition (other than an Asset Disposition of Notes Collateral) unless:

                  (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

                  (2) except to the extent the Company or a Restricted Subsidiary receives Additional Assets in exchange for such Asset Disposition, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; provided, however, that the terms of this Section 4.06(b)(2) shall not apply to any Specified Asset Sale; and

                  (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

                           (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                           (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause
                  (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (or to reimburse the Company for customary out-of-pocket costs incurred by the Company and directly related to such acquisition); and

                           (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Securities (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase securities (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in Section 4.06(d); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

                  Notwithstanding the foregoing provisions of this Section 4.06(b), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(b) except to the extent that the aggregate Net Available Cash from all Asset Dispositions subject to this Section 4.06(b) which is not applied in accordance with this paragraph Section 4.06(b) exceeds $7.5 million. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash may be applied to temporarily reduce revolving credit indebtedness or invested in any manner that is not prohibited by this Indenture.

                  (c) For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents:

                  (1) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

                  (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of cash received in that conversion.

                  (d) In the event of an Asset Disposition that results in an offer to purchase Securities (and any other Indebtedness of the Company) pursuant to Section (a)(4)(B) or (b)(3)(C) above, the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Indebtedness) the ("Offer") at a purchase price of 100% of their principal amount (or, in the event such other Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in
Section 4.06(e). In each case, if the aggregate purchase price of the securities tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $1,000 principal amount or multiples thereof. If any Net Available Cash remains after the completion of any such offer to purchase, the Company may use such Net Available Cash for any purpose not otherwise prohibited by the Indenture. Upon completion of any such Offer, Net Available Cash will be deemed to be reduced by the aggregate amount of such Offer.

                  (e) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(d) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain or incorporate by reference such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on

Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a), (b) and (d). On or prior to the last day prior to the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section; provided, however, that such amount shall be reduced by the amount of any Trust Moneys held at such time by the Trustee (net of any amounts payable to the Trustee pursuant to Section 7.07) that the Company instructs the Trustee to use for payment in accordance with this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the

Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

                  (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice not later than the close of business on the third Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than the close of business on the third Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

                  SECTION 4.07 Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit
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                                                                              70

to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

                  (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

                  (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

                  (3) if such Affiliate Transaction involves an amount in excess of $5.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

                  (b)      The provisions of Section 4.07(a) shall not prohibit;

                  (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04;

                  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, indemnification or similar arrangements, stock options and stock ownership plans approved by the Board of Directors;

                  (3) loans or advances to employees in the ordinary course of business in accordance with the past
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                                                                              71

practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

                  (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

                  (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

                  (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

                  (7) any transaction with a Receivables Subsidiary pursuant to a Qualified Receivables Transaction; and

                  (8) any agreement as in effect on the Issue Date or any amendment or modification of any such agreement; provided, however, that the terms of such agreement following any such amendment or modification are no less favorable to the Company than the terms contained in such agreement prior to such amendment or modification.

                  SECTION 4.08 Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

                  SECTION 4.09 Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company:

                  (1) shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

                  (2) shall not permit any Restricted Subsidiary to issue any of its Capital Stock (other than if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person

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                                                                              72

(other than to the Company or a Wholly Owned Subsidiary) unless,

                           (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

                           (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under
                  Section 4.04 if made on the date of such issuance, sale or other disposition.

                  SECTION 4.10 Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.10(b).

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

                  (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions, as determined by the Company, consistent with this Section 4.10, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice not later than the close of business on the third Business Day prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than the close of business on the third Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this

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                                                                              74

Section 4.10 by virtue of its compliance with such securities laws or regulations.

                  SECTION 4.11 Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired securing any Indebtedness, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the Holders of the Securities pursuant to the foregoing sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

                  SECTION 4.12 Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Restricted Subsidiary would be entitled to (1) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (2) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.11, (b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property and (c) the Company applies the proceeds of such transaction in compliance with Section 4.06.

                  SECTION 4.13 Future Guarantors. The Company shall cause each Domestic Restricted Subsidiary (other than a Subsidiary Guarantor) that Incurs any Indebtedness to, and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth this Indenture and, to the extent necessary, Security Documents (including joinder agreements with respect to existing Security Documents).

                  Within 10 days of a Domestic Restricted Subsidiary becoming a Guarantor pursuant to this Section 4.13, the Company shall cause such Domestic Restricted Subsidiary to execute and deliver any and all further Security Documents, financing statements, agreements and instruments to grant the Notes Collateral Agent a Lien upon the assets and property of such Domestic Subsidiary that constitute Notes Collateral (on a first priority basis, subject to Permitted Liens) and Bank Collateral (on a second priority basis, subject to Permitted Liens) for the benefit of the Holders and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee or the Notes Collateral Agent may reasonably request to create such Lien, all at the expense of the Company, including all reasonable fees and expenses of counsel incurred by the Notes Collateral Agent or the Trustee in connection therewith.

                  SECTION 4.14 Impairment of Security Interest. The Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the holders of the Securities; provided, however, that the taking of any action with respect to the Collateral that is not prohibited by the terms of this Indenture will not be deemed to impair such security interest. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, grant to any Person (other than the Notes Collateral Agent, for the benefit of the Trustee, the holders of the Securities, any Pari Passu Debt Representative and holders of any Pari Passu Debt), any interest whatsoever in any of the Notes Collateral other than a junior security interest for the benefit of the Lenders Debt as contemplated by the Security Documents.

                  SECTION 4.15 Amendment to Security Documents. The Company shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would

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                                                                              76

be adverse to the holders of the Securities in any material respect, except as permitted under Article 9.

                  SECTION 4.16 Material After-Acquired Property. Upon the acquisition by the Company or any Restricted Subsidiary of any Material After-Acquired Property, the Company or such Restricted Subsidiary shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected security interest, subject only to Permitted Liens, in such Material After-Acquired Property and to have such Material After-Acquired Property added to the Notes Collateral, and thereupon all provisions of this Indenture relating to the Notes Collateral shall be deemed to relate to such Material After-Acquired Property to the same extent and with the same force and effect. The Company shall provide each such mortgage, deed of trust, security instrument, financing statement and certificate at its own expense and shall pay all reasonable fees and expenses of counsel incurred by the Trustee or the Notes Collateral Agent in connection with each of the foregoing.

                  SECTION 4.17 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

                  SECTION 4.18 Further Instruments and Acts. Upon request of the Trustee or Notes Collateral Agent, the Company will, and will cause each Restricted Subsidiary to, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture, including the execution of any and all further documents, financing statements, agreements and instruments, and the taking of all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, to maintain the perfection and priority of the Liens created or intended to be created by the Security Documents, all at the expense of the Company. The Company also agrees to provide (or cause to be provided) to the Trustee or the Notes Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Trustee and the Notes Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                                    Article 5

                                Successor Company

                  SECTION 5.01 When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness (other than any Indebtedness of the Company or any of its Subsidiaries) which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

                  (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of

         Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

                  For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

                  (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

                  (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary

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                                                                              79

was organized or under the laws of the United States of America, or any State thereof or the District of Columbia (or, in the case of a disposition of all or substantially all of the assets of a Subsidiary Guarantor in which such assets consist primarily of Capital Stock of a Subsidiary of such Subsidiary Guarantor, the United Kingdom), and such Person shall expressly assume, by a Guaranty Agreement in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

                  (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

                                    Article 6

                              Defaults and Remedies

                  SECTION 6.01 Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Company (A) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, or (B) fails to purchase Securities when required pursuant to this Indenture or the Securities;

                  (3)      the Company fails to comply with Section 5.01;

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,

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                                                                              80

         4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 or 4.16 (other than a failure to purchase Securities when required under Section 4.06 or 4.10) and such failure continues for 30 days after the notice specified below;

                  (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Securities, this Indenture or the Security Documents (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time;

                  (7) a Subsidiary Guarantor, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A)      is for relief against a Subsidiary
                  Guarantor, the Company or any Significant Subsidiary in an involuntary case;

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                                                                              81

                           (B) appoints a Custodian of a Subsidiary Guarantor, the Company or any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of a Subsidiary Guarantor, the Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance carrier has acknowledged liability in writing) or its foreign currency equivalent at the time is entered against a Subsidiary Guarantor, the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed;

                  (10) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty; or

                  (11) any security interest granted under any Security Document shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all Obligations under this Indenture secured by such security interest or the release of such security interest in accordance with the provisions of the Security Documents (including the Intercreditor Agreement) or any security interest created thereunder shall be declared invalid or unenforceable or the Company or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or

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                                                                              82

order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clauses (4) or (5) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6), (9), (10) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (5), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05 Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

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                                                                              85

                  SECTION 6.09 Trustee May File Proofs of Claim. Subject to the terms of the Intercreditor Agreement, the Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07.

                  SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in

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                                                                              86

the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12 Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) hereby agrees that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    Article 7

                                     Trustee

                  SECTION 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the

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                                                                              87

Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not independently confirm or investigate the accuracy of any facts or mathematical calculations stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1)      this paragraph does not limit the effect of paragraph
(b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the

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                                                                              88

provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02 Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not

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                                                                              89

be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

                  SECTION 7.06 Reports by Trustee to Holders. As promptly as practicable after each June 15 beginning with the June 15 following the date of this Indenture, and in any event prior to August 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of June 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim

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                                                                              90

for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event

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                                                                              91

being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated,

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                                                                              92

any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    Article 8

                       Discharge of Indenture; Defeasance

                  SECTION 8.01 Discharge of Liability on Securities; Defeasance.
(a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation, (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, or (3) all outstanding Securities have been irrevocably called for redemption pursuant to Article 3 and, in the case of clauses (2) and (3), the Company irrevocably deposits with the Trustee funds that, together with any Trust Moneys held at such time by the Trustee that the Company has instructed the Trustee to use for payment in accordance with this Section, are sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all

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                                                                              93

other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14,
4.15 and 4.16 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8),
6.01(9) and 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) and the limitations contained in Sections 5.01(a)(3) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(11)
(but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty and the Security Documents.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and
7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be (and, if applicable, instructs the Trustee to use Trust Moneys held at such time by the Trustee);

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money (and, if applicable, Trust Moneys) without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations and, if applicable, Trust Moneys through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or

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                                                                              96

the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    Article 9

                                   Amendments

                  SECTION 9.01 Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Security Documents or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2)      to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add Guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;

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                                                                              97

                  (5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

                  (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (7) to make any change that does not adversely affect the rights of any Securityholder; or

                  (8) to make any amendment to the provisions of this Indenture relating to the form, authentication, transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of Holders to transfer Securities.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02 With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Security Documents or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (consents obtained in connection with a tender offer or exchange for the Securities). However, except as permitted by the following sentence, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or change the Stated Maturity of any Security;

                  (4) change the provisions applicable to the redemption of any Security contained in Article 3 hereto or paragraph 5 of the Securities;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

                  (7) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders (other than pursuant to clauses (1), (2) or (3) below);

                  (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

                  (9) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guaranty or Security Document that would adversely affect the Securityholders.

                  Notwithstanding the preceding, the consent of holders of 66 2/3% in principal amount of Securities then outstanding (excluding consents obtained in connection with a tender offer or exchange for the Securities), shall be sufficient to effectuate any amendment or waiver that:

                  (1) releases Collateral from the lien of this Indenture and the Security Documents;

                  (2) changes the provisions applicable to the application of the proceeds from the sale of Collateral; or

                  (3) changes or alters the priority of the security interests in the Collateral;

in each case except as is provided by the terms of the Security Documents or the Intercreditor Agreement.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in

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                                                                             100

exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07 Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   Article 10

                              Subsidiary Guaranties

                  SECTION 10.01 Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or

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                                                                             101

further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under

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                                                                             102

this Indenture, the Securities, the Security Documents or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and
(ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not

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                                                                             103

due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 10.02 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 10.03 Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

                  SECTION 10.05 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the

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                                                                             104

specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.06 Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07)

                  (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

                  (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

                  (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture unless any of the Collateral is then owned by such Subsidiary Guarantor;

                  (4) upon defeasance of the Securities or discharge of this Indenture pursuant to Article 8;

         provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                  SECTION 10.07 Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets

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                                                                             105

of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

                                   Article 11

                               Security Documents

                  SECTION 11.01 Collateral and Security Documents. (a) The due and punctual payment of the principal and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other Security Obligations of the Company and the Guarantors to the Securityholders, the Trustee or the Notes Collateral Agent under this Indenture, the Securities and the Security Documents, according to the terms hereunder or thereunder, are secured as provided in the Security Documents, which define the terms of the Liens that secure the Security Obligations, subject to the terms of the Intercreditor Agreement. The Trustee and the Company hereby acknowledge and agree that the Trustee or the Notes Collateral Agent, as the case may be, holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents. Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents (including the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms of the Intercreditor Agreement. The Company shall deliver to the Trustee (if it is not itself then the Notes Collateral Agent) copies of all documents delivered to the Notes Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 11.01, to assure and confirm to the Trustee and the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall

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                                                                             106

take, and shall cause its Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Security Obligations of the Company and the Subsidiary Guarantors, a valid and enforceable perfected first-priority Lien and security interest (subject to Permitted Liens) in and on all the Notes Collateral, in favor of the Notes Collateral Agent for the benefit of the Holders, and a valid and enforceable perfected second-priority Lien and security interest (subject to Permitted Liens) in and on all the Bank Collateral, in favor of the Notes Collateral Agent for the benefit of the Holders, second in priority to any and all security interests at any time granted in the Bank Collateral to secure the Lenders Debt.

                  (b) The Company, the Trustee and the Notes Collateral Agent have entered into the Notes Collateral Agency Agreement. By their acceptance of the Securities, the Holders of the Securities shall be deemed (1) to have authorized the Trustee to enter into such Notes Collateral Agency Agreement and (2) to be bound thereby. The Trustee has appointed the Notes Collateral Agent as its agent under the Collateral Agreements, and the Notes Collateral Agent is thereby authorized to act on behalf of the Trustee, with full authority and powers of the Trustee thereunder.

                  SECTION 11.02 Recordings and Opinions. The Company and the Subsidiary Guarantors shall furnish to the Notes Collateral Agent or the Trustee on or before July 1 in each year beginning with July 1, 2004, an Opinion of Counsel dated as of such date, either:

                  (a) to the effect that, in the opinion of such counsel, subject to customary qualifications, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and re-filings of this Indenture, the Security Documents and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents in the Collateral and reciting with respect to the security interests in such Collateral the details of such action or referencing to prior Opinions of Counsel in which such details are given; or

                  (b) to the effect that, in the opinion of such Counsel, subject to customary qualifications, no such action is necessary to maintain such Lien.

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                                                                             107

                  SECTION 11.03 Release of Collateral. (a) Upon the sale, transfer or other disposition of any assets included in the Collateral in the ordinary course of business by the Company or any Subsidiary Guarantor to any Person other than the Company or any Restricted Subsidiary, the Lien of this Indenture and the Security Documents shall be automatically released; provided, however, that the sale, transfer or disposition does not violate the terms of this Indenture or the Security Documents. Notwithstanding the foregoing, the Lien of this Indenture and the Security Documents will not be released if any sale, transfer or other disposition of Collateral is made as part of a transaction subject to the terms of Section 5.01. The Company shall deliver to the Trustee on each June 15 and December 15 an Officers' Certificate stating that all such dispositions of Collateral during the immediately preceding six-month period were in the ordinary course of business and that such dispositions and the application of the proceeds thereof were in compliance with the terms of this Indenture. In the event of any release of any Collateral from Liens securing the Securities and Subsidiary Guarantees pursuant to this clause
(a), promptly after written request, the Trustee and the Notes Collateral Agent shall execute and deliver such documents as the Company shall reasonably request to effectuate the release of such Liens.

                  (b) Upon the request of the Company to the Trustee pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and that no Event of Default has occurred and is continuing, the Company and the Subsidiary Guarantors will be entitled, without the consent of the Holders of Securities, to the release of any Collateral from the Liens securing the Securities and the Subsidiary Guarantees under any one or more of the following circumstances:

                  (i) to enable the Company or any Restricted Subsidiary to consummate any sale, conveyance or other disposition of any assets (other than (x) assets disposed of pursuant to Section 11.03(a) and (y) Trust Moneys, which are subject to release from the Lien of this Indenture and the Security Documents as provided under Article 12) in compliance with Section 4.06 (or in a transaction not subject to Section 4.06) to any Person other than the Company or a Restricted Subsidiary; provided, however, that the Lien of this Indenture and the Security Documents will

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                                                                             108

not be released pursuant to this Section 11.03(b)(i) if such sale, conveyance or disposition is made as part of a transaction governed by Section 5.01;

                  (ii) in respect of assets subject to a Permitted Lien pursuant to clause (6), and clause (13) only as it relates to clause (6), of the definition of Permitted Liens on Section 1.01;

                  (iii) with respect to any asset constituting Bank Collateral, if (x) all other Liens on that asset securing Lenders Debt (including commitments thereunder) are released or (y) such release is expressly permitted by the terms of the Intercreditor Agreement; or

                  (iv) pursuant to an amendment, waiver or supplement effected in accordance with Article 9.

                  (c) Any Officers' Certificate requesting a release of Collateral under Section 11.03(b) shall describe with particularity the items of property proposed to be covered by the release and state that such release is in compliance with the terms of this Indenture. In the event of any release of any Collateral from Liens securing the Securities pursuant to Section 11.03(b), promptly after the receipt of such Officers' Certificate, the Trustee and the Notes Collateral Agent shall execute and deliver such documents as the Company shall reasonably request to effectuate the release of such Liens.

                  (d) Subject to Section 11.03(e), in the event of any release of Notes Collateral in connection with the sale, conveyance or disposition of Notes Collateral, (i) the Company or a Restricted Subsidiary of the Company shall deposit the Net Available Cash from such sale, conveyance or disposition (except Net Available Cash from any sale, conveyance or disposition which is not required, or cannot be required through the passage of time or otherwise, to be used to repurchase or redeem or make an offer to repurchase Securities hereunder) with the Trustee and the Notes Collateral Agent and (ii) if any property other than cash or cash equivalents is included in the consideration received in connection with such sale, conveyance or disposition, such instruments of conveyance, assignment or transfer, if any, as may be necessary to subject to the Lien of this Indenture and the Security Documents all the right, title and interest of the Company or the applicable Subsidiary Guarantor in and to such property. All cash or

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                                                                             109

cash equivalents received by the Trustee pursuant to this Section 11.03 shall be held by the Trustee, for the benefit of the Holders, or by the Notes Collateral Agent on behalf of the Trustee and the Holders, as Trust Moneys under Article 12 subject to application as therein provided.

                  (e) (i) In the event of any sale, exchange or disposition of Notes Collateral that results in the release of such Notes Collateral pursuant to clause (b) of this Section 11.03:

         (A) to the extent that the amount of Net Available Cash resulting from such sale, exchange or disposition is less than $7.5 million, so long as no Event of Default shall have occurred and be continuing and subject to the limitations set forth in clause (iii) below, the Company is not required to deposit such Net Available Cash with the Trustee as Trust Moneys as contemplated by this Section 11.03; and

         (B) to the extent that the amount of Net Available Cash resulting from such sale, exchange or disposition is greater than or equal to $7.5 million, the Company will be required to deposit the full amount of such Net Available Cash with the Trustee as Trust Moneys as contemplated by this Section 11.03; provided, however, that so long as no Event of Default shall have occurred and be continuing and subject to the limitations set forth in clause (iii) below, the Company may withdraw Net Available Cash (either in one withdrawal or a series of withdrawals) from the amounts held by the Trustee or Notes Collateral Agent pursuant to Article 12 and apply such Net Available Cash in any manner not prohibited by the terms of this Indenture.

                  (ii) Net Available Cash arising from the sale, exchange or disposition of Notes Collateral that is not deposited with the Trustee pursuant to clause (A) above or is withdrawn pursuant to clause (B) above are referred to collectively as "Released Proceeds". Released Proceeds shall not be subject to the Lien and security interest created by the Security Documents.

                  (iii) Notwithstanding anything to the contrary set forth in this Section 11.03(e), at no time may the

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                                                                             110

aggregate amount of Released Proceeds which have not yet been applied in accordance with the terms of the Indenture exceed $7.5 million.

                  (iv) The Company shall be permitted to retain Net Available Cash from the sale, exchange or other disposition of Notes Collateral pursuant to clause (e)(i)(A), and such Net Available Cash shall be released from the Lien and security interest created by the Security Documents, only to the extent that, simultaneously with the consummation of such sale, lease, conveyance or disposition, the Company has delivered to the Trustee and the Notes Collateral Agent an Officers' Certificate that contains:

                  (1) a statement that a sale, lease, conveyance or other disposition of Notes Collateral has occurred;

                  (2) a description of the Notes Collateral that was the subject of the transaction and the consideration received in respect of such Notes Collateral in the transaction;

                  (3) a statement that no Event of Default has occurred and is continuing;

                  (4) a statement that the aggregate amount of Released Proceeds outstanding immediately following the consummation of such transaction will not exceed $7.5 million; and

                  (5) a covenant on behalf of the Company that the Released Proceeds that are the subject of the transaction will be applied by the Company in the manner contemplated by Section 4.06 within the time periods specified in such section.

                  (v) The Company shall be permitted to withdraw Net Available Cash from the sale, exchange or other disposition of, or other proceeds from, Notes Collateral pursuant to clause (e)(i)(B), and the Trustee and Notes Collateral Agent shall release such Net Available Cash from the Lien and security interest created by the Security Documents, only to the extent that, at least five Business Days prior to the date of such withdrawal and release, the Company has delivered to the Trustee and Notes Collateral Agent an Officers' Certificate that contains:

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                                                                             111

                  (1) a statement as to the aggregate amount of Net Available Cash to be withdrawn and released pursuant to clause (e)(i)(B);

                  (2) a statement that no Event of Default has occurred and is continuing;

                  (3) a statement that the aggregate amount of Released Proceeds outstanding immediately following such withdrawal and release will not exceed $7.5 million; and

                  (4) a covenant on behalf of the Company that the Released Proceeds that are the subject of such withdrawal and release will be applied by the Company in the manner contemplated by Section 4.06 within the time periods specified in such section.

                  (vi) Upon the occurrence of any Event of Default, the Company shall immediately deposit all Released Proceeds that have not yet been applied in the manner contemplated by Section 4.06 with the Trustee and the Notes Collateral Agent as Trust Moneys pursuant to Article 12, and such Released Proceeds shall immediately become part of the Collateral and become subject to the Lien and security interest created by the Security Documents.

                  SECTION 11.04 Eminent Domain, Expropriation and Other Governmental Takings. If any of the Notes Collateral is taken by eminent domain, expropriation or other similar governmental taking or is sold pursuant to the exercise by any governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Notes Collateral, the Trustee and the Notes Collateral Agent shall release the property so taken or purchased from the Liens of the Indenture and the Security Documents (and to execute and deliver such documents as the Company shall reasonably request to effectuate the release of such Liens) at the Company's sole cost and expense, but only upon receipt by the Trustee and the Notes Collateral Agent of the following:

                  (1) an Officers' Certificate stating that such property has been taken by eminent domain, expropriation or other similar governmental taking and the amount of the

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                                                                             112

award therefor, or that such property has been sold pursuant to a right vested in a governmental authority to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, that the amount of the proceeds of the property so sold is not less than the amount to which the Company or the applicable Subsidiary Guarantor is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be, and that all conditions precedent herein provided for relating to such release have been complied with;

                  (2) to hold as Trust Moneys, subject to the disposition thereof pursuant to Article 12 hereof (and, at the election of the Company, subject to Section 11.03(e)), the award for such property or the proceeds of such sale to the extent provided under the Security Documents; and

                  (3) an Opinion of Counsel substantially to the effect that all conditions precedent herein provided for relating to such release have been complied with.

                  In any proceedings for the taking or purchase or sale of any part of the Collateral, by eminent domain, expropriation or other similar governmental taking or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee or the Notes Collateral Agent, as the case may be, may be represented by counsel who may be counsel, at the Company's expense, for the Company.

                  All cash received by the Trustee or the Notes Collateral Agent, as the case may be, pursuant to this Section 11.04 shall be held by the Trustee or the Notes Collateral Agent, as the case may be, as Trust Moneys under
Article 12 subject to application as therein provided and, at the election of the Company, subject to Section 11.03(e). All purchase money and other obligations received by the Trustee pursuant to this Section 11.04 shall be held by the Trustee or the Notes Collateral Agent, as the case may be, as Notes Collateral subject to application as provided in Section 11.09.

                  SECTION 11.05 Permitted Releases Not To Impair Lien; Trust Indenture Act Requirements. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens

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                                                                             113

created by the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms of this Article 11 or are released pursuant to the terms of the Intercreditor Agreement. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and of this Article 11 or pursuant to the terms of the Intercreditor Agreement will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause Section 314(d) of the TIA (as modified by exemptive relief and no-action positions issued by the Staff of the SEC from time to time, including, without limitation, the positions set forth in Arch Wireless Holdings, Inc. dated May 24, 2002 and Algoma Steel Inc. dated December 23, 2002) relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Company, except in cases which Section 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

                  SECTION 11.06 Suits To Protect the Collateral. Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

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                                                                             114

                  SECTION 11.07 Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this
Article 11 to be sold be under obligation to ascertain or inquire into the authority of the Company or the applicable Subsidiary Guarantor to make any such sale or other transfer.

                  SECTION 11.08 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

                  SECTION 11.09 Disposition of Obligations Received. All purchase money and other obligations received by the Trustee or the Notes Collateral Agent under this Article shall be held by the Trustee or the Notes Collateral Agent, as the case may be, as a part of the Collateral (except as may be provided by the terms of the Intercreditor Agreement). Subject to the terms of the Intercreditor Agreement, upon payment in cash or cash equivalents by or on behalf of the Company to the Trustee or the Notes Collateral Agent of an amount equal to the entire unpaid principal amount of any such obligation, to the extent not constituting Net Available Cash which may be required, through the passage of time or otherwise, to be used to redeem or repurchase or to make an offer to redeem or repurchase Securities, the Trustee or the Notes Collateral Agent, as appropriate, shall release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee or the

Notes Collateral Agent may reasonably require. Subject to the terms of the Intercreditor Agreement, any cash or cash equivalents received by the Trustee or the Notes Collateral Agent in respect of the principal of any such obligations shall be held by the Trustee or the Notes Collateral Agent, as the case may be, as Trust Moneys under Article 12 subject to application as therein provided and as provided in the Security Documents. Until the Securities are accelerated pursuant to Section 6.02, all interest and other income on any such obligations, when received by the Trustee shall be paid to the Company from time to time in accordance with Section 12.08. If the Securities have been accelerated pursuant to Section 6.02, any such interest or other income not theretofore paid, when collected by the Trustee, shall, subject to the terms of the Intercreditor Agreement, be applied by the Trustee in accordance with Section 6.10.

                  SECTION 11.10 Determinations Relating to Collateral. In the event (a) the Trustee shall receive any written request from the Company, a Subsidiary Guarantor or the Notes Collateral Agent under any Security Agreement for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or a Subsidiary Guarantor's obligations with respect thereto or (b) there shall be due to or from the Trustee or the Notes Collateral Agent under the provisions of any Security Agreement any material performance or the delivery of any material instrument or (c) the Trustee shall become aware of any material nonperformance by the Company or a Subsidiary Guarantor of any covenant or any material breach of any representation or warranty of the Company or a Subsidiary Guarantor set forth in any Security Agreement, then, in each such event, the Trustee shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Notes Collateral Agent to respond, to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in accordance with Article 7 hereof in the taking of any action recommended or approved by any such expert, consultant, agent or attorney and by indemnification provided in accordance with Section 6.05 and other sections of this Indenture if such action is agreed to by Holders of a majority in principal amount of the Securities pursuant to Section 6.05 and, the Trustee may, in its sole discretion, prior to taking such action if such action could subject it to environmental liabilities or taxation, require (1) direction from the Holders of a majority in principal amount of the Securities in accordance with Section 6.05 hereof and (2) indemnification in accordance with Section 6.05.

                  SECTION 11.11 Release upon Termination of the Company's Obligations. In the event that the Company delivers to the Trustee, in form and substance reasonably acceptable to it, an Officers' Certificate certifying that either (1) all the obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by complying with the provisions of Article 8 and Section 7.07 (except for unmatured or unasserted indemnity claims pursuant to Section 7.07) or by the payment in full of the Company's obligations under the Securities, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (2) the Securities have been defeased pursuant to Article 8, in either case the Trustee shall deliver to the Company and the Notes Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and the Trustee and Notes Collateral Agent shall release the Collateral (other than funds held by the Trustee pursuant to Article 8) from such Liens at the Company's sole cost and expense and, upon written request by the Company, shall promptly execute and deliver such documents as the Company shall reasonably request to effectuate the release of such Liens.

                  SECTION 11.12 Notes Collateral Agent's Duties. The Notes Collateral Agent, acting in its capacity as such, shall have only such duties with respect to the Collateral as are set forth in the Notes Collateral Agency Agreement.

                  SECTION 11.13 Additional Secured Obligations. If the Company at any time Incurs any Indebtedness secured by a Lien on the Notes Collateral or the Bank Collateral, the Trustee and the Notes Collateral Agent are empowered to enter into such security, collateral, intercreditor and other similar agreements as are necessary to set forth the relative rights and obligations of the Trustee and the Notes Collateral Agent, on the one hand, and the agent or representative for the lenders of such Indebtedness, on the other hand, in the Notes Collateral or Bank Collateral, as applicable; provided, however, that in the event such Indebtedness is Pari Passu Indebtedness, the Company shall cause such agent or representative to execute and deliver a counterpart to, and agree to be bound by the terms of, the Notes Collateral Agency Agreement.

                                   Article 12

                           Application of Trust Moneys

                  SECTION 12.01 "Trust Moneys" Defined. All cash or cash equivalents received by the Trustee or the Notes Collateral Agent on behalf of the Trustee:

                  (1) upon the release of Notes Collateral from the Lien of this Indenture and the Security Documents, including all moneys received in respect of the principal of all purchase money, governmental and other obligations;

                  (2) as compensation for, or proceeds of sale of, any part of the Notes Collateral taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of;

                  (3) as proceeds of insurance upon any part of the Notes Collateral (other than any liability insurance proceeds payable to the Trustee or the Notes Collateral Agent for any loss, liability or expense incurred by
it); or

                  (4) for application under this Article as elsewhere provided in this Indenture or any Security Document;

(all such moneys being herein sometimes called "Trust Moneys"), shall be held by the Trustee (or the Notes Collateral Agent as the agent of the Trustee) for the benefit of the Holders of Securities as a part of the Collateral, shall be held in United States dollars or U.S. dollar denominated obligations, and, upon any entry upon or sale of the Notes Collateral or any part thereof pursuant to
Article 6, said Trust Moneys shall be applied in accordance with Section 6.10; but, prior to any such entry or sale, all or any part of the Trust Moneys may be
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                                                                             118

withdrawn, and shall be released, paid or applied by the Trustee or the Notes Collateral Agent, as appropriate, from time to time as provided in Sections
12.02 to 12.05, inclusive, may be applied by the Trustee as provided in Section 12.07(b).

                  SECTION 12.02 Retirement of Securities. The Trustee shall, or shall direct, as appropriate, the Notes Collateral Agent to deliver to the Trustee Trust Moneys to, apply Trust Moneys from time to time to the payment of the principal of and interest on any Securities, at final maturity or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including pursuant to a redemption under Article 3 or a required purchase pursuant to Section 4.06, as the Company shall request, upon receipt by the Trustee of the following:

                  (1) a resolution of the Board of Directors directing the application pursuant to this Section of a specified amount of Trust Moneys (denominated in U.S. dollars) and in case any such moneys are to be applied to payment, designating any Securities, so to be paid and, in case any such moneys are to be applied to the purchase of any Securities, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount at maturity of any Securities, to be purchased and any other provisions of this Indenture governing such purchase;

                  (2) additional cash (denominated in U.S. dollars) to the extent necessary to fund the entire payment amount or purchase price, which cash shall be held by the Trustee in trust for such purpose;

                  (3) an Officers' Certificate, dated not more than five days prior to the date of the relevant application, stating

                           (A)      that no Default exists; and

                           (B) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

                  (4) an Opinion of Counsel stating that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

                  Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys available therefor as directed and specified by such resolution, up to, but not exceeding, the principal amount at maturity of the Securities to be so paid, redeemed or purchased.

                  A resolution of the Board of Directors expressed to be irrevocable directing the application of Trust Moneys under this Section to the payment of the principal of particular Securities shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Moneys and any cash deposited with the Trustee pursuant to subsection (b) of this Section shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Moneys.

                  SECTION 12.03 Withdrawals of Trust Moneys. (a) Trust Moneys may be withdrawn by the Company or any Subsidiary Guarantor and shall be paid by the Trustee upon a request by the Company to the Trustee by the proper officer or officers of the Company or the applicable Subsidiary Guarantor to either (x) reimburse the Company or the applicable Subsidiary Guarantor for expenditures made, or to pay costs incurred or to be incurred, by the Company or the applicable Subsidiary Guarantor to repair, rebuild or replace Notes Collateral that was destroyed, damaged or taken by eminent domain, expropriation or other similar government action or (y) be used to acquire assets that qualify as "Additional Assets" pursuant to clause (1) of the definition thereof (other than Additional Assets that qualify as "Additional Assets" pursuant to clause (1)(B) of the definition thereof unless and until the terms of the Intercreditor Agreement are amended, modified or terminated to permit the addition of such Additional Assets to the Notes Collateral)(or to reimburse the Company for customary out-of-pocket costs incurred by the Company and directly related to such acquisition) and that are added to the Notes Collateral immediately upon their acquisition, in each case upon receipt by the Trustee of the following:

                  (1) an Officers' Certificate dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys, setting forth:

                           (A) that expenditures have been made, or costs incurred, or will be made or incurred simultaneous with such withdrawal of Trust Moneys, by the Company or the applicable Subsidiary Guarantor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Notes Collateral, which shall be briefly described, or acquiring assets that qualify as "Additional Assets" pursuant to clause (1) of the definition thereof (other than Additional Assets that qualify as "Additional Assets" pursuant to clause
                  (1)(B) of the definition thereof unless and until the terms of the Intercreditor Agreement are amended, modified or terminated to permit the addition of such Additional Assets to the Notes Collateral)(or reimbursing the Company for customary out-of-pocket costs incurred by the Company and directly related to such acquisition) that will be added to the Notes Collateral immediately upon their acquisition;

                           (B) that no part of such expenditures, in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 12.03;

                           (C) that no part of such expenditures or costs has been paid out of either the proceeds of insurance upon any part of the Notes Collateral not required to be paid to the Trustee or the Notes Collateral Agent, as appropriate, under the Mortgage or any award for or the proceeds from any of the Notes Collateral being taken under Section 11.04 hereof, as the case may be;

                           (D) that there is no outstanding indebtedness or other obligation, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborer's, materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement; and

                           (E) that no Default or Event of Default shall have occurred and be continuing.

                  (b) To the extent applicable, in connection with any withdraw of Trust Moneys pursuant to Section 12.03(a), the Company and each obligor shall cause Section 314 of the TIA (as modified by exemptive relief and no-action positions issued by the Staff of the SEC from time to time, including, without limitation, the positions set forth in Arch Wireless Holdings, Inc. dated May 24, 2002 and Algoma Steel Inc. dated December 23, 2002) relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by Section 314 of the TIA may be made by an officer of the Company, except in cases in which the TIA requires that such certificate or opinion be made by an independent person.

                  (c) Upon compliance with the foregoing provisions of this Section, the Trustee shall pay on Company request an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by paragraph (A) of subsection (1) of this
Section 12.03. Unless the Notes Collateral Agent and Trustee shall otherwise agree, all insurance relating to the Notes Collateral must name the Notes Collateral Agent and Trustee as an insured, but without liability for premiums, calls or assessments, and all amounts of whatsoever nature payable under any insurance (to the extent covering the Notes Collateral) must be payable to the Notes Collateral Agent and Trustee for distribution, first to itself and thereafter to the Relevant Subsidiary Guarantor, as Owner of such Notes Collateral or others as their interests may appear. All amounts payable under any insurance with respect to a Mortgaged Property involving any damage to a Mortgaged Property not constituting an actual or constructive or an agreed or compromised total loss, the insurers may pay directly for the repair, salvage or other charges involved or, if the relevant Subsidiary Guarantor shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the relevant Subsidiary Guarantor as reimbursement therefore; provided, however, that if such amounts (including any franchise or deductible) are in excess of One Million United States Dollars ($1,000,000), the insurers shall make such payment to the Notes Collateral Agent and Trustee. All payments of insurance in respect of Notes Collateral shall be made to the Notes Collateral Agent and the Trustee if an Event of Default shall have occurred or any event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                  SECTION 12.04 Powers Exercisable Notwithstanding Event of Default. In case an Event of Default shall have occurred and shall be continuing, the Company, while in possession of the Notes Collateral (other than cash, cash equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents), may do any of the things enumerated in Sections 12.02 and
12.03 if the Trustee in its discretion, or the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred and is continuing. This Section
12.04 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(1) or 6.01(2).

                  SECTION 12.05 Powers Exercisable by Trustee or Receiver. In case the Notes Collateral (other than any cash, cash equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 12 conferred upon the Company and the Subsidiary Guarantors with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article 12. If the Trustee shall be in possession of any of the Notes Collateral hereunder or under the Security Documents, such powers may be exercised by the Trustee in its sole discretion.

                  SECTION 12.06 Disposition of Securities Retired. All Securities received by the Trustee and for whose purchase Trust Moneys are applied under this Article 12, if not otherwise canceled, shall be promptly canceled and destroyed by the Trustee. Upon destruction of any Securities, the Trustee shall issue a certificate of destruction to the Company.

                  SECTION 12.07 Investment and Use of Trust Moneys. (a) Except as may be otherwise required by the terms of the Collateral Agreements or Notes Collateral Agency Agreement, all or any part of any Trust Moneys held by the Trustee hereunder (except such as may be held for the account of any particular Securities) or by the Notes Collateral Agent on behalf of the Trustee, shall from time to time at the direction of the Company be invested or reinvested in Temporary Cash Investments. Unless a Default occurs and is continuing, any interest on such Temporary Cash Investments (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee or the Notes Collateral Agent, as appropriate, shall be paid periodically to the Company. Such Temporary Cash Investments shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such cash equivalents. The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 12.07.

                  (b) If the Company or any Subsidiary Guarantor shall fail to perform any of its covenants in this Indenture or under any Security Agreement, the Trustee may (but shall not be required to), direct the Notes Collateral Agent to, at any time and from time to time, use, apply and advance any Trust Moneys held by it under this Article 12 or make advances to effect performance of any such covenant on behalf of the Company or such Subsidiary Guarantor as contemplated by this Indenture or the Security Documents; provided, however, that the Trustee or the Notes Collateral Agent, as appropriate, shall not be required to make any such advances from its own funds; provided further, however, that all moneys so used or advanced by the Trustee, together (in the case of funds advanced by the

Trustee) with interest at the rate borne by the Securities shall be repaid by the Company or the applicable Subsidiary Guarantor upon demand and such advances shall be secured under the Mortgages prior to the Securities. For repayment of all such advances the Trustee shall have the right to use and apply any Trust Moneys at any time held by it under Article 12 but no such use of Trust Moneys or advance shall relieve the Company or such Subsidiary Guarantor from any Default.

                                   Article 13

                                  Miscellaneous

                  SECTION 13.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 13.02 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

         if to the Company or any Subsidiary Guarantor:

                  Jacuzzi Brands, Inc.
                  777 S. Flagler Drive, Suite 1108
                  West Palm Beach, Florida 33401
                  Attention: Chief Financial Officer

         with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Attention: Richard D. Truesdell, Jr., Esq.

         if to the Trustee:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Attention: Corporate Capital Markets
         with a copy to:

                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, New York 10038
                  Attention: Sahra Dalfen, Esq.

                  The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 13.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 13.06 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 13.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 13.08 Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 13.09 Governing Law. This Indenture, the Security Documents and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 13.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty, the Security Documents or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 13.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 13.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 13.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                       JACUZZI BRANDS, INC.,

                                         By
                                           _____________________________________
                                            Name:
                                            Title:

                                       EACH OF THE GUARANTORS LISTED
                                       ON SCHEDULE A HERETO,

                                         By
                                           _____________________________________
                                           Name:
                                           Title:

                                       WILMINGTON TRUST COMPANY,
                                         not in its individual
                                         capacity but solely as
                                         Trustee,

                                         By
                                           _____________________________________
                                           Name:
                                           Title:

                                                                      SCHEDULE A

                              SUBSIDIARY GUARANTORS

Asteria Company
Bathcraft, Inc.
Baylis Brothers Inc.
Bruckner Manufacturing Corp.
Carlsbad Corp.
Compax Corp.
Eljer Industries, Inc.
Eljer Plumbingware, Inc.
Environmental Energy Company
Gary Concrete Products, Inc.
Gatsby Spas, Inc.
HL Capital Corp.
Jacuzzi Inc.
Jacuzzi Whirlpool Bath, Inc.
JUSI Holdings, Inc.
KLI, Inc.
Krikles Canada U.S.A., Inc.
Krikles Europe U.S.A., Inc.
Krikles, Inc.
Lokelani Development Corporation
Luxor Industries, Inc.
Maili Kai Land Development Corporation
Mobilite, Inc.
Nissen Universal Holdings Inc.
Outdoor Products, LLC
PH Property Development Company
PLC Realty Inc.
Redmont, Inc.
Rexair Holdings, Inc.
Rexair, Inc.
Sanitary-Dash Manufacturing, Co.
SH1 Inc.
Strategic Capital Management, Inc.
Strategic Membership Company
Streamwood Corporation
Sundance Spas, Inc.
TA Liquidation Corp.
Trimfoot Co.
TT Liquidation Corp.
UGE Liquidation Inc.
USI American Holdings, Inc.
USI Atlantic Corp.
USI Capital, Inc.

USI Funding, Inc.
USI Global Corp.
USI Properties, Inc.
USI Realty Corp.
Zurco, Inc.
Zurn (Cayman Islands), Inc.
Zurn Constructors, Inc.
Zurn EPC Services, Inc.
Zurn Industries, Inc.
Zurn PEX, Inc. (formerly United States
   Brass Corporation)
Zurnacq of California Inc.

                                                                       EXHIBIT 1

                      [FORM OF SUPPLEMENTAL INDENTURE TO BE
                 DELIVERED BY ADDITIONAL SUBSIDIARY GUARANTORS]

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of [ ] among [ ] (the "Additional Subsidiary Guarantor"), a [ ] corporation and a subsidiary of Jacuzzi Brands, Inc., a Delaware corporation (or its permitted successor) (the "Company"), the other Subsidiary Guarantors (the "Existing Subsidiary Guarantors") and Wilmington Trust Company, a Delaware corporation, not in its individual capacity but solely as trustee under the Indenture (the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS, the Issuers, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of July 15, 2003, providing for the issuance of 9?% Senior Secured Notes due 2010 (the "Securities");

                  WHEREAS, [Section 4.13]/[Section 5.01(b)] of the Indenture provides that under certain circumstances the Company will cause the Additional Subsidiary Guarantor to execute and deliver to the Trustee a Guaranty Agreement pursuant to which the Additional Subsidiary Guarantor will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of the Indenture (other than Section 10.01); and

                  WHEREAS, pursuant to Section 9.01(5) of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Subsidiary Guarantor, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                  SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

                  SECTION 2. Guaranties. [a] The Additional Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Issuers' obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture (other than Section 10.01) and to be bound by all other applicable provisions of the Indenture (including Article 11).

                  [(b)     If, in connection with any payment made under or with
respect to the Subsidiary Guaranty of the Additional Subsidiary Guarantor, the Additional Subsidiary Guarantor is required to withhold or deduct any amount for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto)(hereinafter "Taxes") imposed or levied by or on behalf of the government of [ ](1) or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which the Additional Subsidiary Guarantor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), such Additional Subsidiary Guarantor will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder which is subject to Taxes by reason of its being connected with the Relevant Taxing Jurisdiction (other than by the mere ownership or holding of Securities outside [ ](2) or the receipt of payments in respect of the Subsidiary Guaranty of the Additional Subsidiary Guarantor.

                  (c) Upon request, the Additional Subsidiary Guarantor shall provide the Trustee with official receipts or other documentation satisfactory to the Trustee

--------------------------
(1) Provide applicable jurisdiction of incorporation or organization.

(2) Provide applicable jurisdiction of incorporation or organization.

evidencing the payment of the Taxes with respect to which Additional Amounts are paid.(3)

                  SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

----------------------
(3) Include if the Additional Subsidiary Guarantor is incorporated or organized under the laws of a jurisdiction outside the United States of America.

                  IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                          JACUZZI BRANDS, INC.,

                                            by /s/ Steven C. Barre
                                               -----------------------------
                                               Name:  Steven C. Barre
                                               Title: Sr. Vice President,
                                                      General Counsel and
                                                      Secretary

                                           [SUBSIDIARY GUARANTORS],

                                            by /s/ Steven C. Barre
                                               -----------------------------
                                               Name:  Steven C. Barre
                                               Title: Vice President and
                                                      Assistant Secretary

                                           [ADDITIONAL SUBSIDIARY GUARANTOR],

                                            by /s/ Steven C. Barre
                                               -----------------------------
                                               Name:  Steven C. Barre
                                               Title: Vice President and
                                                      Assistant Secretary

                                           WILMINGTON TRUST COMPANY,
                                              not in its individual
                                              capacity but solely as
                                              Trustee,

                                                By /s/ David A. Vanaskey
                                                   -------------------------
                                                   Name:  David A. Vanaskey
                                                   Title: Authorized Signatory

                                                 RULE 144A/REGULATION S APPENDIX

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

         1.       Definitions

         1.1      Definitions

         For the purposes of this Appendix the following terms shall have the meanings indicated below:

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Exchange Securities" means the 9 5/8% Senior Secured Notes due 2010 issued pursuant to the Indenture in connection with the Registered Exchange Offer pursuant to the Registration Rights Agreement.

                  "Initial Purchasers" means Credit Suisse First Boston LLC, Fleet Securities, Inc. and Jefferies & Company, Inc.

                  "Initial Securities" means $380.0 million aggregate principal amount of 9 5/8% Senior Secured Notes due 2010 issued on the Issue Date.

                  "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private Exchange Securities" means any 9 5/8% Senior Secured Notes due 2010 issued in connection with a Private Exchange.

                  "Purchase Agreement" means the Purchase Agreement dated June 30, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated July 15, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

                  "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

                  "Securities Act" means the Securities Act of 1933.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

                  "Shelf Registration Statement" means the registration statement filed by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Rights Agreement.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

         1.2      Other Definitions.

                                                      Defined in
                  Term                                 Section:
                  ----                                 --------
"Agent Members".....................................    2.1(b)
"Global Security"...................................    2.1(a)
"Regulation S"......................................    2.1(a)
"Restricted Global Security"........................    2.1(a)
"Rule 144A".........................................    2.1(a)

         2.       The Securities.

         2.1      (a)      Form and Dating. Initial Securities offered and sold
to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, and Private Exchange Securities, as provided in the Registration Rights Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Restricted Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its principal corporate trust office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Exchange Securities shall be issued in global form (with the global securities legend set forth in Exhibit 1 hereto) or in certificated form at the option of the Holders thereof from time to time. Exchange Securities issued in global form and Restricted Global Securities are sometimes referred to in this Appendix as "Global Securities".

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c)      Certificated Securities. Except as provided in this
Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated Securities.

         2.2      Authentication. The Trustee shall authenticate and deliver:
(1) on the Issue Date, an aggregate principal amount of $380.0 million 9 5/8% Senior Secured Notes due 2010 and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time shall not exceed $380.0 million except as provided in Section 2.07 of this Indenture.

         2.3      Transfer and Exchange.

                  (a)      Transfer and Exchange of Global Securities.

                  (1) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                  (2) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (3) In the event that a Restricted Global Security is exchanged for Securities in certificated registered form pursuant to Section 2.4 of this Appendix, prior to the exchange of such Security pursuant to a Registered Exchange Offer or transfer of such Security pursuant to an effective Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (b)      Legend.

                  (1)      Except as permitted by the following paragraphs (2),
(3) and (4), each Security certificate evidencing the Restricted Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                           THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT

                           OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                           THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                  (2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Restricted Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  (3) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

                  (4) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (5) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

                  (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated

Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (d) Obligations with Respect to Transfers and Exchanges of Securities.

                  (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

                  (2) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.10 and 9.05 of the Indenture).

                  (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                  (4) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (5) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (e)      Obligation of the Trustee.

                  (1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4      Certificated Securities.

                  (a) A Restricted Global Security deposited with the Depository or with the Trustee as custodian for the

Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (1) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Restricted Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (2) an Event of Default has occurred and is continuing or (3) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Restricted Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Restricted Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security or Private Exchange Security delivered in exchange for an interest in the Restricted Global Security shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS

OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                  [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

                 [Temporary Regulation S Global Security Legend]

                  EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE

SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

                  BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF
(1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A,
(B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                  BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S, RULE 144 (IF AVAILABLE) OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE).

                  [Definitive Regulation S Securities Legend]

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                              JACUZZI BRANDS, INC.

                      9 5/8% SENIOR SECURED NOTES DUE 2010

No._______________                                                $ ____________

                  Jacuzzi Brands, Inc., a Delaware corporation, promises to pay
to       , or registered assigns, the principal sum of __________ Dollars on
July 1, 2010.

                  Interest Payment Dates: January 1 and July 1.

                  Record Dates: December 15 and June 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                          JACUZZI BRANDS, INC.

                                            By
                                               _________________________________
                                               Name:
                                               Title:

                                            By
                                               _________________________________
                                               Name:
                                               Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

WILMINGTON TRUST COMPANY,
   not in its individual
   capacity but solely as
   Trustee, certifies that
   this is one of
   the Securities referred
   to in the Indenture.

  By
    _______________________________
    Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                        9 5/8% Senior Secured Note due 2010

1.       Interest

                  Jacuzzi Brands, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on January 1 and July 1 of each year, commencing January 1, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the December 15 or June 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

                  Initially, Wilmington Trust Company, a Delaware corporation, not in its individual capacity but solely as trustee (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of July 15, 2003 ("Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general secured obligations of the Company limited to $380.0 million aggregate principal amount (subject to Section 2.07 of the Indenture). The Initial Securities issued on the Issue Date and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in sale/leaseback transactions; and materially impair the security interest in the Collateral. These covenants are subject to important exceptions and qualifications.

5.       Optional Redemption

                  Except as set forth below, the Company shall not be entitled to redeem the Securities.

                  On and after July 1, 2007, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 1 of the years set forth below:

                                                    Redemption
       Period                                          Price
       ------                                       ----------
2007                                                 104.813%
2008                                                 102.406%
2009 and thereafter                                  100.000%

                  In addition, prior to July 1, 2006, the Company shall be entitled at its option on one or more occasions to redeem Securities in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities originally issued at a redemption price (expressed as a percentage of principal amount of 109.625%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings following which there is a Public Market; provided, however, that (1) at least 65% of such aggregate principal amount of Securities remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the

Company or its Affiliates); and (2) each such redemption occurs within 60 days after the date of the related Public Equity Offering.

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.       Guaranty

                  The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.       Security

                  The Securities will be secured by a first-priority security interest (subject to Permitted Liens) in the Notes Collateral and a second-priority security interest (subject to Permitted Liens) in the Bank Collateral. The Notes Collateral consists of substantially all the property, plant and equipment associated with the

Mortgaged Properties. The Bank Collateral consists of 100% of the capital stock of, or other equity interests in, certain existing and future domestic subsidiaries and 65% of the capital stock of, or other equity interests in, certain existing and future first-tier foreign subsidiaries and substantially all of the other assets (other than the Notes Collateral), in each case that are held by the Company or the Subsidiary Guarantors.

                  The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents, including the Intercreditor Agreement. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Notes Collateral Agent to enter into the Security Documents, including the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

10.      Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Security Documents and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture and the Intercreditor Agreement, with the consent of 66 2/3% in principal amount outstanding of the Securities, the Indenture and the Security Documents may be amended to release any Collateral from the Lien of the Indenture and the Security Documents, change the provisions applicable to the application of the proceeds from the sale of Collateral and change or alter the priority of the security interests in the Collateral. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture, the Security Documents or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

15.      Defaults and Remedies

                  Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $10.0 million; (g) certain defaults with respect to Subsidiary Guaranties; and (h) certain defaults relating to the Collateral under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.      Holders' Compliance with Registration Rights Agreement.

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.      Governing Law.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  Jacuzzi Brands, Inc.
                  777 S. Flagler Drive, Suite 1108
                  West Palm Beach, Florida 33401
                  Attention: Secretary

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Security
on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:_____________________Your Signature:_______________________________________

________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

[ ]      to the Company; or

         (1) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

         (2) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (3) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (4) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                    ____________________________
                                                    Signature

Signature Guarantee:

_______________________________________             ____________________________
Signature must be guaranteed                        Signature

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________________                   ___________________________________
                                             Notice: To be executed by
                                                     an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

                                                             Principal amount of         Signature of
             Amount of decrease     Amount of increase          this Global           authorized officer
                in Principal        in Principal amount      Security following         of Trustee or
Date of       amount of this          of this Global          such decrease or           Securities
Exchange      Global Security            Security                increase)               Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box:

                                       [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $________________

Dated:_______________________          Your Signature:__________________________
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Security.)

Signature Guarantee:____________________________________________________________
                                  (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A

                        FORM OF FACE OF EXCHANGE SECURITY
                        OR PRIVATE EXCHANGE SECURITY*/**/

-------------------------

*/   If the Security is to be issued in global form add the Global Securities
Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

**/. If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

                              JACUZZI BRANDS, INC.

                      9 5/8% SENIOR SECURED NOTES DUE 2010

No.___________________                                              $___________

         Jacuzzi Brands, Inc., a Delaware corporation, promises to pay to ________________, or registered assigns, the principal sum of
______________________Dollars on July 1, 2010.

         Interest Payment Dates: January 1 and July 1.

         Record Dates: December 15 and June 15.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                             JACUZZI bRANDS, INC.

                                                by

                                                   _____________________________
                                                   Name:
                                                   Title:

                                                by

                                                   _____________________________
                                                   Name:
                                                   Title:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

WILMINGTON TRUST COMPANY,
    not in its individual
    capacity but solely as
    Trustee, certifies that
    this is one of the Securities
    referred to in the Indenture.
   by

    _______________________________
    Authorized Signatory

                    FORM OF REVERSE SIDE OF EXCHANGE SECURITY
                          OR PRIVATE EXCHANGE SECURITY

                       9 5/8% Senior Secured Note due 2010

1.       Interest

         Jacuzzi Brands, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; PROVIDED, HOWEVER, THAT IF A REGISTRATION DEFAULT (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT) OCCURS, ADDITIONAL INTEREST WILL ACCRUE ON THIS SECURITY AT A RATE OF 0.25% PER ANNUM (INCREASING BY AN ADDITIONAL 0.25% PER ANNUM AFTER EACH CONSECUTIVE 90-DAY PERIOD THAT OCCURS AFTER THE DATE ON WHICH SUCH REGISTRATION DEFAULT OCCURS UP TO A MAXIMUM ADDITIONAL INTEREST RATE OF 1.00%) FROM AND INCLUDING THE DATE ON WHICH ANY SUCH REGISTRATION DEFAULT SHALL OCCUR TO BUT EXCLUDING THE DATE ON WHICH ALL REGISTRATION DEFAULTS HAVE BEEN CURED.](4) The Company will pay interest semiannually on January 1 and July 1 of each year, commencing January 1, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the December 15 or June 15 next preceding the interest payment date even if Securities are canceled after the

---------------------
4 Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

         Initially, Wilmington Trust Company, a Delaware corporation, not in its individual capacity but solely as trustee (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

         The Company issued the Securities under an Indenture dated as of July 15, 2003 ("Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general secured obligations of the Company limited to $380.0 million aggregate principal amount (subject to Section 2.07 of the Indenture). The Initial Securities issued on the Issue Date and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in sale/leaseback transactions; and materially impair the security interest in the Collateral. These covenants are subject to important exceptions and qualifications.

5.       Optional Redemption

         Except as set forth below, the Company shall not be entitled to redeem the Securities.

         On and after July 1, 2007, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount, on the redemption date) plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 1 of the years set forth below:

                                                        Redemption
Period                                                     Price
------                                                  ----------
2007                                                     104.813%
2008                                                     102.406%
2009 and thereafter                                      100.000%

         In addition, prior to July 1, 2006, the Company shall be entitled at its option on one or more occasions to redeem Securities in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities originally issued at a redemption price (expressed as a percentage of principal amount of 109.625%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings following which there is a Public Market; provided, however, that (1) at least 65% of such aggregate principal amount of Securities remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 60 days after the date of the related Public Equity Offering.

6.       Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

         Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.       Guaranty

         The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.       Security

         The Securities will be secured by a first-priority security interest (subject to Permitted Liens) in the Notes Collateral and a second-priority security interest (subject to Permitted Liens) in the Bank Collateral. The Notes Collateral consists of substantially all the property, plant and equipment associated with the Mortgaged Properties. The Bank Collateral consists of 100% of the capital stock of, or other equity interests in, certain existing and future domestic subsidiaries and 65% of the capital stock of, or other equity interests in, certain existing and future first-tier foreign subsidiaries and substantially all of the other assets (other than the Notes Collateral), in each case that are held by the Company or the Subsidiary Guarantors.

         The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents, including the Intercreditor Agreement. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Notes Collateral Agent to enter into the Security Documents, including the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

10.      Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of

Securities to be redeemed or 15 days before an interest payment date.

11.      Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

12.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.      Discharge and Defeasance

         Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment; Waiver

         Subject to certain exceptions set forth in the Indenture, (1) the Indenture, the Security Documents and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (2) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture and the Intercreditor Agreement, with the consent of 66?% in principal amount outstanding of the Securities, the Indenture and the Security Documents may be amended to release any Collateral from the Lien of the Indenture and the Security Documents, change the provisions applicable to the application of the proceeds from the sale of Collateral and change or alter the priority of the security interests in the Collateral. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company the

Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture, the Security Documents or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

15.      Defaults and Remedies

         Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $10.0 million; (g) certain defaults with respect to Subsidiary Guaranties; and (h) certain defaults relating to the Collateral under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. Holders' Compliance with Registration Rights Agreement

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.](5)

22.      Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  Jacuzzi Brands, Inc.
                  777 S. Flagler Drive, Suite 1108
                  West Palm Beach, Florida 33401
                  Attention: Secretary

--------------------

(5) Delete if this Security is not being issued in exchange for an Initial Security.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:_______________________Your Signature:_____________________________________

________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box:

                                       [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $_______________

Dated:___________________        Your Signature:________________________________
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Security.)

Signature Guarantee: ___________________________________________________________
                                   (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.